UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) or (g) OF THE SECURITIES EXCHANGE ACT OF 1934

China Wind Energy Inc.
(Exact name of registrant as specified in its charter)

Nevada	None
(State of incorporation of organization)	(I.R.S. Employer Identification Number)

No.2 Haibin Road, Binxi Developing Area
Heilongjiang Province, China
(Address of principal executive offices, including zip code.)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange of which each class is to be registered:
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-141271

Securities to be registered pursuant to Section 12(g) of the Act:

Common Shares, par value $0.0001
(Title of Class)

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED
The description of the Registrant’s Common Stock is set forth under the caption “Description of Securities” contained in the prospectus included in the Registrant’s Registration Statement on Form SB-2 (File No. 333-141271) filed with the Securities and Exchange Commission on March 14, 2007, is hereby incorporated by reference in response to this item.

ITEM 2.     EXHIBITS

The listed exhibits are incorporated by reference pursuant to Rule 12b-32:

Exhibit No.	Description
3.1	Articles of Incorporation (1)
3.2	Certificate of Amendment filed November 6, 2006 (1)
3.3	Certificate of Amendment dated November 29, 2007 (2)
3.4	Bylaws of the Registrant (1)
4	Instrument Defining the Rights of Holders - Form of Share Certificate

(1)	Hereby incorporated by reference from our Registration Statement of Form SB-2 filed with the SEC on March 14, 2007.
(2)	Hereby incorporated by reference from our Current Report on Form 8-K filed with the SEC on November 30, 2007.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

China Wind Energy Inc.

Date: October 29, 2008	By: /s/ Shouquan Sun
Name: Shouquan Sun
Title: Director, President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer